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                                   EXHIBIT 11

                         RICHMOND COUNTY FINANCIAL CORP.
                        EARNINGS PER SHARE RECONCILIATION


The following table is the reconciliation of basic and diluted EPS as required under SFAS 128 at June 30, 1998.

                                                              Loss                  Shares                   Per Share
                                                           (Numerator)           (Denominator)                Amounts
                                                         ------------------------------------------------------------------
                                                               (In Thousands, Except Share and Per Share Amounts)

Net loss                                                    $ (3,988)
                                                        ==================
Basic EPS:
    Loss available to common stockholders                   $ (3,988)              24,328,143                $ ( 0.16)
Effect of dilutive securities:
    Options                                                        -                        -                       -
                                                        ------------------      -----------------         ----------------
Diluted EPS:
    Loss available to common stockholders                   $ (3,988)              24,328,143                $  (0.16)
                                                        ==================      =================         ================

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